As filed with the Securities and Exchange Commission on June 6, 1997
                                                     Registration No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              __________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                              __________________

                       ACTION PERFORMANCE COMPANIES, INC.
             (Exact name of Registrant as specified in its charter)
                              __________________


             Arizona                                            86-0704792
  ----------------------------                            ----------------------
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                             2401 West First Street
                              Tempe, Arizona 85281
               (Address of Principal executive offices)(zip code)
                              __________________

                       ACTION PERFORMANCE COMPANIES, INC.
               Second Amended and Restated 1993 Stock Option Plan
                            (Full Title of the Plan)
                              __________________

                                Fred W. Wagenhals
                      Chairman of the Board, President and
                             Chief Executive Officer
                       ACTION PERFORMANCE COMPANIES, INC.
                             2401 West First Street
                              Tempe, Arizona 85281
                                 (602) 894-0100
          (Telephone number, including area code, of agent for service)
                              __________________

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                                        Proposed
    Title of Securities                                   Proposed Maximum               Maximum
           To Be                Amount To Be             Offering Price Per             Aggregate              Amount Of
        Registered              Registered(1)                 Share                  Offering Price        Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock                   112,300 shares                 $10.625                $ 1,193,188            $   361.57
Common Stock                    61,250 shares                  14.875                    911,094                276.09
Common Stock                    25,000 shares                  17.50                     437,500                132.58
Common Stock                   134,000 shares                  19.125                  2,562,750                776.59
Common Stock                   417,450 shares                  23.50 (2)               9,810,075              2,972.75
                               -------                                              ------------            ----------
   Total                       750,000 shares                                        $14,914,607             $4,519.58
================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Second Amended and Restated 1993 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Action Performance Companies, Inc.
(2) Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices for shares of Common Stock of Action Performance Companies, Inc. on June 3, 1997.

                                     PART II

               Information Required in the Registration Statement

      Action Performance Companies, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement, pursuant to General Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8 (No. 33-66980) and amendments thereto as filed with the Securities and Exchange Commission (the "Commission").

Item 8.  Exhibits
         --------

Exhibit Number           Exhibit
--------------           -------

      5                  Opinion and consent of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, a
                         professional association.
      10.4.2             Action Performance Companies, Inc. Second Amended and Restated 1993 Stock Option
                         Plan, as amended through January 17, 1997, as approved by the Company's shareholders on April 3, 1997(1)
      23.1               Consent of independent public accountants - Arthur Andersen LLP
      23.2               Consent of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association, is contained in Exhibit 5.
      24                 Power of Attorney.  Reference is made to page II.2 of this Registration Statement.

--------------
(1) Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, as filed with the Commission on May 15, 1997.
                                      II.1

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, Arizona, on the 30th day of May, 1997.

                                       ACTION PERFORMANCE COMPANIES, INC.


                                       By:/s/ Fred W. Wagenhals
                                       -----------------------------------------
                                       Fred W. Wagenhals, Chairman of the Board,
                                       President and Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Fred W. Wagenhals and Christopher S. Besing, and each one of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                       Position                                         Date
---------                       --------                                         ----
/s/ Fred W. Wagenhals           Chairman of the Board, President and Chief       May 30, 1997
-----------------------------   Executive Officer (Principal Executive
Fred W. Wagenhals               Officer)


/s/ Christopher S. Besing       Vice President, Chief Financial Officer, and     May 30, 1997
-----------------------------   Director (Principal Financial and Accounting
Christopher S. Besing           Officer)


/s/ Tod J. Wagenhals            Executive Vice President, Secretary, and         May 30, 1997
-----------------------------   Director
Tod J. Wagenhals


/s/ Joseph M. Mattes            Vice President and Director                      May 30, 1997
-----------------------------
Joseph M. Mattes


/s/ Melodee L. Volosin          Director of Wholesale Division and Director      May 30, 1997
-----------------------------
Melodee L. Volosin


/s/ John S. Bickford            Director                                         May 30, 1997
-----------------------------
John S. Bickford


/s/ Jack M. Lloyd               Director                                         May 30, 1997
-----------------------------
Jack M. Lloyd


/s/ Robert H. Manschot          Director                                         May 30, 1997
-----------------------------
Robert H. Manschot

                                      II.2